UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2006

Aqua America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-527-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

Aqua America, Inc. (Aqua) Chairman and Chief Executive Officer Nicholas DeBenedictis spoke at the 109th Annual Conference of the National Association of Water Companies (NAWC) on Monday, October 9, 2006, regarding key factors that drive the financial performance of water utilities. The talking points for his remarks follow.

• Prudent investment in infrastructure improvements and the need for timely rate relief from regulators to recover those investments are essential to water companies’ financial health, as is steady customer growth.

• Weather conditions also have a significant, yet unpredictable impact on water industry revenues. These factors are especially critical during the third quarter, when water consumption in the hot summer months is historically at its highest.

• Weather patterns that affect the frequency and volume of rainfall can drive a water company’s earnings up or down by as much as 5-to-10 percent (or one to two cents in the case of Aqua America) in the summer quarter.

• For example, abnormal weather conditions this past summer in several regions served by Aqua’s water systems.

o In the Midwest in portions of Illinois and Ohio, the company experienced a wetter-than-normal summer. Specifically, areas of northern Illinois received rainfall between July and September that was 25 percent higher than average third-quarter levels. The same region typically sees 27 days of rain in the third quarter but recorded 36 rainy days for the same period this year – or a 33-percent increase.

o In our Mid-Atlantic region, which includes southeastern Pennsylvania and New Jersey, which is home to Aqua’s largest customer base, the number of rainy days in third quarter 2006 was 29, compared to 23 days of rain during the same period last year – a more than 25-percent increase.

o Through the first nine months of 2006, the total amount of rainfall recorded at the Pickering Creek Water Treatment Plant, Aqua’s largest production facility in southeastern Pennsylvania, was nearly seven inches above the 10-year average (1995-2005) for the same period.

• Although the weather is an uncontrollable, seasonal issue, it can have a profound impact on the revenues, and therefore net income, that water companies can expect to generate – especially during the crucial third-quarter period.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

October 9, 2006	By:	Roy H.Stahl

Name: Roy H.Stahl
Title: Executive Vice President, General Counsel and Secretary